SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 22, 2005	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York

(State or Other Jurisdiction)

13-5648107

(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116

(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable

(Former name, former address if changed since last report)

ITEM 2.01: COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 19, 2005, Sonesta Beach Resort Limited Partnership (“SBRLP”), a wholly owned subsidiary of Sonesta International Hotels Corporation, completed the sale of Sonesta Beach Resort, in Key Biscayne, Florida to a Partnership between SBRLP and affiliates of Fortune International, a Miami-based real estate development and brokerage firm (“Fortune”). SBRLP is a 50% limited partner in the new Partnership, and affiliates of Fortune are the general partner and a limited partner, together owning a 50% interest in the Partnership.

The new Partnership, SBR-Fortune Associates, LLLP, expects that the existing Resort, which has operated under the “Sonesta” flag since it opened in 1969, will remain in operation through August 2006, when the existing hotel will be demolished and construction of the new 5-star Sonesta resort is expected to begin. It is anticipated that the new resort will include 300-plus luxury hotel and residential condominium units, restaurants, meeting/function space, a spa, and other facilities customary to the finest resorts in South Florida.

SBRLP has contributed the land, which is valued at $120,000,000, to the Partnership.  In return, SBRLP has received $30,000,000 in cash, and has been relieved of the $30,000,000 mortgage loan on the site. In addition, SBRLP has received a 50% partnership interest, with a priority return of $60,000,000 to be paid from the net proceeds of the sales of condominium units in the new resort after paying off construction debt. Fortune International will have sole responsibility for arranging financing and completing construction of the new Sonesta resort.

Development of the new resort is subject to circumstances beyond the control of SBRLP or Fortune, and otherwise, including conditions affecting the real estate market in South Florida.

The $30,000,000 mortgage loan on the site was provided by the same lender that holds the $40,000,000 mortgage loan on Royal Sonesta Hotel, in Cambridge, Massachusetts (“Royal”), which hotel the Company owns and operates. The two mortgage loans were cross-collateralized. As agreed with the lender, approximately $5,500,000 of the sale proceeds has been used to pay down the Royal’s deferred principal payments and for the release of cross-collateralization.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

Financial statements and pro-forma financial information required by this item have not been included in this initial report but will be filed before July 5, 2005.

EXHIBITS TO FORM 8-K

NUMBER	DESCRIPTION

2.1

Agreement of Merger, dated as of April 2005, by and among SBR-Fortune Associates, LLLP, a Florida limited liability limited partnership (“SBR”), Sonesta Beach Resort LLC, a Delaware limited liability company (the “Company”) and Sonesta Beach Resort Limited Partnership, a Delaware limited partnership (the “Sonesta”).

2.2

Interim Lease Agreement, dated as of April 19, 2005, by and between SBR-Fortune Associates, LLLP, a Florida limited liability limited partnership (“Landlord”), and Sonesta Beach Resort Limited Partnership, a Delaware limited partnership (“Tenant”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

SONESTA INTERNATIONAL HOTELS CORPORATION

By:	/S/ Peter J. Sonnabend
Peter J. Sonnabend
Chief Executive Officer and Vice Chairman

April 22, 2005